E-435
Exhibit No. 15
Form 8-K
Headway Corporate Resources, Inc.
SEC File No. 0-23170

                      LC ACCOUNT AGREEMENT


     THIS LC ACCOUNT AGREEMENT (the "Agreement"), dated as of March 19, 1998, is made between HEADWAY CORPORATE RESOURCES INC., a Delaware corporation ("Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                          WITNESSETH:

     WHEREAS, Secured Parties have agreed to provide to the Pledgor a certain revolving credit facility with a letter of credit sublimit pursuant to the Credit Agreement dated as of March 19, 1998 among the Pledgor, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

     WHEREAS, as a condition precedent to the Lenders' obligations to make the Loans or to issue Letters of Credit, Pledgor is required to execute and deliver to the Agent a copy of this Agreement on or before the Effective Time (as defined herein);

     WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Pledgor enters into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, Pledgor and the Agent hereby agree as follows:

     1. Definitions. Capitalized terms used in this Agreement shall have the following meanings:

     "Collateral" means (a) all funds from time to time on deposit in the LC Account; (b) all Investments and all certificates and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of Pledgor in substitution for or in addition to any or all of the Collateral described in clause (a) or (b) above; (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

     "Effective Time" means the Closing Date as defined in the Credit Agreement.

     "Investments" means those investments, if any, made by the Agent pursuant to Section 5 hereof.

     "LC Account" means the cash collateral account established and maintained pursuant to Section 2 hereof.

     "Secured Obligations" means (i) all Obligations of Pledgor now existing or hereafter arising under or in respect of the Credit Agreement or the Notes (including, without limitation, Pledgor's obligations to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement or the Notes) or any documents or agreement related to the Credit Agreement or the Notes; and
(ii) without duplication, all obligations of Pledgor now or hereafter existing under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.

     2.  LC Account; Cash Collateralization of Letters of Credit.

          (i) At any time, in the Agent's sole discretion, the Agent shall establish and maintain at its offices at 100 North Tryon Street, Charlotte, North Carolina, in the name of the Agent and under the sole dominion and control of the Agent, a cash collateral account designated as
     NationsBank/Headway Corporate Resources Inc. Cash LC Account (the "LC Account").

          (ii) (A) In accordance with Article X of the Credit Agreement, in the event that an Event of Default has occurred and is continuing and Pledgor is required to deposit with the Agent an amount equal to the maximum amount remaining undrawn or unpaid under the Letters of Credit, or
     (B) as otherwise agreed by the parties hereto to provide cash collateral for the undrawn amount of any Letter of Credit other than after the occurrence and during the continuation of an Event of Default, the Agent shall, upon receipt of any such amounts, deposit such amounts into the LC Account to be held pursuant to the terms of this Agreement. Upon a drawing under the Letters of Credit in respect  of  which  any amounts described  above  have  been deposited in the LC Account, the Agent shall apply such amounts to reimburse the Issuing Bank for the amount of such drawing. In the event the Letters of Credit are canceled or expire or in the event of any reduction in the maximum amount available at any time for drawing under such Letters of Credit (the "Maximum Available Amount"), the Agent shall apply the amount then in the LC Account less the Maximum Available Amount immediately after such cancellation, expiration or reduction, first, to the cash collateralization of the Letters of Credit if Pledgor has failed to pay all or a portion of the maximum amounts described in the first sentence of this clause (ii) and, second, to the payment in full of the outstanding Secured Obligations. In the event that the Event of Default described above has been cured or has been waived in accordance with Article X of the Credit Agreement, the Agent shall apply the amount then in the LC Account to the payment of any charges, fees, expenses, commissions, reimbursements, indemnities and other payments then due and payable and related to or in respect of the obligations contained in this Agreement or withdrawal of such amount from the LC Account or termination or liquidation of any investment of such amount and deliver any remaining amounts to the Pledgor.

          (iii) The Agent is hereby authorized to sell, and shall sell, all or any designated part of the Collateral (A) so long as no Default or Event of Default shall have occurred and be continuing, upon the receipt of appropriate written instructions from Pledgor or (B) in any event if such sale is necessary to permit the Agent to perform its duties hereunder or under the Credit Agreement. The Agent shall have no responsibility and the Pledgor hereby agrees to hold the Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. The net proceeds of the sale or payment of any such investment shall constitute part of the Collateral and be held in the LC Account by the Agent.

     3. Pledge; Security for Secured Obligations. Pledgor hereby grants and pledges to the Agent, for itself and on behalf of the Secured Parties, a first priority lien and security interest in, the Collateral now existing or hereafter arising or acquired, as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations.

     4.    Delivery   of   Collateral.    All   certificates   or
instruments, if any, representing or evidencing the Collateral shall be delivered to the Agent for the benefit of the Secured
Parties in the form of immediately available funds.

     5. Investing of Amounts in the LC Account; Amounts Held by the Agent. Cash held by the Agent in the LC Account shall not be invested or reinvested except as provided in this Section 5.

          (i) Except as otherwise provided in Section 12 hereof and provided that the lien and security interest in favor of the Agent for the benefit of the Secured Parties remains perfected, any funds on deposit in the LC Account shall be invested by the Agent in cash equivalents so long as no Default or Event of Default shall have occurred and be continuing, and if a Default or Event of Default shall have occurred and be continuing, shall be held by the Agent in cash or invested in cash equivalents as determined by the Agent in its sole discretion.

          (ii) Interest received in respect of Investments of any amounts on deposit in the LC Account shall be delivered by Agent to Pledgor on the last Business Day of each fiscal quarter of the Pledgor or, if earlier, upon cancellation or expiration of or reduction (by drawing or otherwise) of the Maximum Available Amount for drawing under the Letters of Credit, as the case may be, in respect of which such amounts were so deposited; provided, however, that the Agent shall not deliver to Pledgor any such interest received in respect of Investments of any amounts on deposit in the LC Account if an Event of Default has occurred and is continuing unless all outstanding Secured Obligations have been indefeasibly paid in full in cash.

     6. Representations and Warranties. In addition to its representations and warranties made pursuant to Article VII of the Credit Agreement, Pledgor represents and warrants to the Agent (for itself and as agent on behalf of the Secured Parties), that at the time the Pledgor delivers the Collateral (or any portion thereof) to the Agent, the Pledgor will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement.

     7. Transfers and Other Liens. Pledgor agrees that it will not (a) sell or otherwise dispose of any of the Collateral, or
(b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement and the Credit Agreement.

     8. The Agent Appointed Attorney-in Fact. Pledgor hereby appoints the Agent as its attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, the Agent shall have the power to receive, endorse and collect all instruments made payable to Pledgor representing any payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Agent shall act solely for itself and as the agent of the Lenders and the Agent has not assumed nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for Pledgor.

     9. The Agent May Perform. If Pledgor fails to perform any agreement contained herein, after notice to Pledgor, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.

     10. Standard of Care; No Responsibility For Certain Matters. In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with similar collateral property pledged by others in transactions of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral), (c) the collection of any proceeds, (d) any loss resulting from Investments made pursuant to Section 5 hereof, or
(e) determining (x) the correctness of any statement or calculation made by Pledgor in any written instructions, or (y) whether any deposit in the LC Account is proper.

     11. Remedies upon Acceleration; Application of Proceeds. If the Borrower shall fail to perform any action required hereunder or shall otherwise breach any term or provision hereof (a "Default" hereunder) which Default shall not have been waived in accordance with Section 12.6 of the Credit Agreement:

          (i) The Agent may and shall at the request of the Required Lenders exercise in respect of the Collateral, in addition to other rights and remedies provided for herein otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") as in effect in the State of New York at that time, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (ii) In addition to the remedies set forth in part (i) above and subject to the provisions of Section 2(ii) hereof, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Agent pursuant to Section 13 hereof) by the Agent to pay the Secured Obligations pursuant to
     Section 10.5 of the Credit Agreement.

     12. Expenses. In addition to any payments of expenses of Agent pursuant to the Credit Agreement or the other Loan Documents, Pledgor agrees to pay promptly to the Agent all the reasonable costs and expenses, including reasonable attorneys fees and expenses, which the Agent may incur in connection with
(a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or (c) the failure by Pledgor to perform or observe any of the provisions hereof.

     13. No Delays Waiver, Etc. No delay or failure on the part of the Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

     14.    Amendments,   Etc.    No   amendment,   modification,
termination or waiver of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of the Agent.

     15. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Collateral, as it may exist from time to time, and shall (a) remain in full force and effect until the occurrence of the Collateral Termination Date, (b) be binding upon Pledgor, its successors and assigns, and (c) inure to the benefit of the Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the occurrence of the Collateral Termination Date, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     16. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the and assigns of such party and all covenants, promises, and agreements by or on behalf of the Pledgor or by and on behalf of the Agent shall bind and inure to the benefit of the and assigns of the Pledgor, the Agent and the Lenders.

     17. AntiMarshalling Provisions. The right is hereby given by the Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section
10.5 of the Credit Agreement. The Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     18.     Absolute Rights and Obligations.  All rights of  the
Secured Parties, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          1. any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured
     Obligations, or any other amendment or waiver of or any consent to departure from, the Credit Agreement or any other Loan Document, including, but not limited to, (i) an increase or decrease in the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to the Pledgor in any form including credit by way of loan, purchase of assets, guarantee or otherwise, which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

          2. any taking and holding of collateral or guarantees (including without limitation any collateral pledged as security for the Secured Obligations under the other
     Security Instruments) for all or any of the Secured Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any such collateral or guarantees, or any nonperfection of any such collateral, or any consent to departure from any such guaranty;

          3. any manner of application of collateral, or proceeds thereof, securing payment or enforcement of all or any of the Secured Obligations, or the manner of sale of any such collateral;

          4. any consent by the Secured Parties to the change, restructure or termination of the corporate structure or existence of the Pledgor and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

          5. any modification, compromise, settlement or release by the Secured Parties, by operation of law or otherwise, collection or other liquidation of the Secured Obligations or the liability of the Pledgor or any Guarantor or of any collateral for the Secured Obligation (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments), in whole or in part, and any refusal of payment by the Agent or any Lender in whole or in part, from any obligor or Guarantor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Pledgor; or

          6.     any   other   circumstance  (including   without
     limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Pledgor or any Guarantor.

     The granting of a Security Interest in the Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, upon the insolvency, bankruptcy or reorganization of the Pledgor or otherwise, all as though such payment had not been made.

     19. Entire Agreement. This Agreement, together with the Credit Agreement, the Guaranty and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

     20. Further Assurances. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to any of such issuers or obligors.

     21. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

     22. Swap Agreements. All obligations of the Borrower under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     23. Severability. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     24. Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     25. Indemnification. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Pledgor has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Pledgor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Collateral Termination Date.

     26. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement and the extension of the Revolving Credit Facility and the Term Loan Facility to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor's pledge of the Collateral pursuant to the terms hereof.

     27. Notices. Any notice required or permitted hereunder shall be given, (a) with respect to the Pledgor, at the address of the Borrower indicated in Section 12.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 12.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in
Section  12.2 of the Credit Agreement.

     29.  Governing Law; Waiver of Jury Trial, Etc.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

          (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE
     TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK,
     STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION
     12.2 OF THE CREDIT AGREEMENT OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE PLEDGOR OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     IN WITNESS WHEREOF, Pledgor and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                         HEADWAY CORPORATE RESOURCES, INC.

                         By: (Signature)

                         NATIONSBANK,  NATIONAL  ASSOCIATION,  as
                         Agent

                         By: (Signature)